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                                                                      EXHIBIT 21

MPW INDUSTRIAL SERVICES GROUP, INC.
LIST OF SUBSIDIARIES



                                                     JURISDICTION OF
NAME                                                  ORGANIZATION
                                                      ------------


Aquatech Environmental, Inc.                              Michigan

MPW Industrial Cleaning Corp.                              Ohio

MPW Industrial Services of Indiana, LLC                  Indiana

MPW Industrial Services, Inc.                              Ohio

MPW Management Services Corp.                              Ohio

MPW Container Management Corp.                             Ohio

MPW Container Management Corp. of Michigan                Michigan

MPW Industrial Services, Ltd.                             Canada

MPW Industrial Water Services,  Inc.                       Ohio